Exhibit 32
CERTIFICATIONS

The undersigned certify pursuant to 18 U.S.C. Section 1350, that:

(1)
The accompanying Qumu Corporation Annual Report on Form 10-K for the year ended December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 15, 2016	/s/ Vernon J. Hanzlik
Chief Executive Officer

/s/ Peter J. Goepfrich
Chief Financial Officer